UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 30, 2018
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On June 1, 2018, Palo Alto Networks, Inc. (the “Company”) issued a press release announcing the appointment of Nikesh Arora as the Company’s new Chief Executive Officer and Chairman of the Board of Directors (the “Board”), the transition of Mark McLaughlin to Vice Chairman of the Board, and revenue and billings for the Company’s fiscal third quarter ended April 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.
On June 4, 2018, the Company issued a press release announcing its financial results for its fiscal third quarter ended April 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.2, and is incorporated herein by reference.
The information contained in this Item 2.02 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mark McLaughlin
On May 30, 2018, Mark McLaughlin informed the Board of Directors (the “Board”) of his retirement as Chief Executive Officer and Chairman of the Board, effective June 6, 2018. Mr. McLaughlin will continue to be an employee of the Company and serve on the Board as Vice Chairman, effective June 6, 2018. In connection with Mr. McLaughlin’s retirement as Chief Executive Officer, the Company entered into a new offer letter with Mr. McLaughlin on May 31, 2018 (the “New Offer Letter”). Under the terms of the New Offer Letter, (1) Mr. McLaughlin’s base salary will continue at an annualized rate of $900,000 until August 1, 2018 and thereafter shall be reduced to an annualized rate of $500,000, (2) Mr. McLaughlin will continue to be eligible to receive his target annual bonus of 100% for fiscal 2018, based on achievement of certain objectives, and after August 1, 2018, shall no longer be eligible to earn a bonus, and (3) in the event that the Company or its successor terminates Mr. McLaughlin’s service without “cause” (as defined in the New Offer Letter), then Mr. McLaughlin will be eligible to receive twenty-four months accelerated vesting of his then-outstanding time based equity awards, subject to his signing a release of claims.
The foregoing description of Mr. McLaughlin’s compensation and terms and conditions of his ongoing employment is qualified in its entirety by the full text of Mr. McLaughlin’s New Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Nikesh Arora
On May 30, 2018, the Board appointed Nikesh Arora as the next Chief Executive Officer, effective as of June 6, 2018. The Board also increased the size of the Board from eleven to twelve directors and elected Mr. Arora to serve as a Class III member of the Board and Chairman of the Board, effective as of June 6, 2018.

Prior to joining the Company, from 2016 through 2018 Mr. Arora, age 50, was an angel investor and from June 2016 through December 2017, Mr. Arora served as an advisor to SoftBank Group Corp., a multinational conglomerate company (“SoftBank”). From July 2015 through June 2016, Mr. Arora served as president and chief operating officer of SoftBank and from July 2014 through June 2015, Mr. Arora served as vice chairman and chief executive officer of SoftBank Internet and Media, a subsidiary of SoftBank. Prior to SoftBank, from December 2004 through July 2014, Mr. Arora held multiple senior leadership operating roles at Google, Inc., including serving as senior vice president and chief business officer, from January 2011 to June 2014. Mr. Arora also serves on the board of Compagnie Financiere Richemont S.A., a public Switzerland-based luxury goods holding company. Mr. Arora previously served on the boards of Sprint Corp., a communications services company, from November 2014 to June 2016, Colgate-Palmolive Company, a worldwide consumer products company focused on the production, distribution and provision of household, health care and personal care products, from March 2012 to September 2014, SoftBank from 2014 to 2016, and Yahoo! Japan, an internet company, from 2015 to 2016. Mr. Arora holds an M.S. in Business Administration from Northeastern University, an M.S. in Finance from Boston College, and a B.Tech in electrical engineering from the Institute of Technology at Banaras Hindu University.
Mr. Arora was chosen to serve on the Company’s Board due to his extensive experience scaling technology businesses and executive leadership at leading edge technology companies.
The Company entered into an offer letter with Mr. Arora on May 30, 2018 (the “Offer Letter”), in connection with Mr. Arora’s appointment as Chief Executive Officer. The Offer Letter provides that effective upon his start date, Mr. Arora’s annual base salary will be $1,000,000 and his target annual incentive compensation will be 100% of his base salary. In addition, Mr. Arora will receive the following:

•
a time-based restricted stock unit award (the “Time-Based RSU”) having an approximate value of $40,000,000, with the number of shares to be determined based on the average closing price of the Company’s stock for the 30 trading days ending on June 5, 2018. The Time-Based RSUs will vest over a 7-year period with a 1-year cliff and quarterly vesting thereafter, subject to Mr. Arora’s continued service.

•
contingent upon Mr. Arora’s purchase of $20,000,000 worth of Company common stock on the public market within generally 30 days following his start date (the “Investment Shares”), a number of restricted stock units equal to the number of Investment Shares, up to $20,000,000 aggregate value (the “Investment RSUs”). The Investment RSUs shall vest over a 4-year period with a 1-year cliff and quarterly vesting thereafter, subject to Mr. Arora’s continued service and Mr. Arora holding all of the Investment Shares through each vesting date. If Mr. Arora ceases to hold all of the Investment Shares until June 6, 2022, Mr. Arora will forfeit all of the Investment RSUs.

•
a performance-based stock option to purchase a number of shares of the Company’s common stock that results in an approximate aggregate grant date fair value for financial accounting purposes of $66,000,000 (the “Performance Option”). If the number of shares determined per the preceding sentence would result in an option to purchase less than 1,046,000 shares of the Company’s common stock, then the Performance Option will be with respect to 1,046,000 shares. The Performance Option will have a per share exercise price equal to the fair market value of a share of the Company’s common stock on the grant date (the “Baseline Price”), which is expected to be June 7, 2018. Shares subject to the Performance Option become eligible to vest (the “Eligible Option Shares”) upon achievement of certain stock price targets (the “Stock Price Achievements”) as set forth below:

% of Performance Option becoming Eligible Option Shares	Stock Price Achievement in Excess of Baseline Price	Time to Achieve	Expiration of Option
25%	150%	4 years	7 years
25%	200%	5 years	7 years
25%	250%	6 years	7 years
25%	300%	7 years	7.5 years
To the extent that Stock Price Achievements have been met, Eligible Option Shares will vest as to one-fourth (1/4) of the shares on each anniversary of the Performance Option grant date, subject to Mr. Arora’s continued service. Upon a “Change in Control” (as defined in the Offer Letter) the price payable to Company stockholders at closing will be the final Stock Price Achievement.
The equity grants described above will be granted under the Company’s 2012 Equity Incentive Plan.
In the event that there is a “Change in Control” of the Company and the Company or the Company’s successor terminates Mr. Arora’s employment other than for “Cause” or Mr. Arora terminates his employment for “Good Reason” (each as defined in the Offer Letter), in either case upon or within 12 months following a “Change in Control,” then Mr. Arora will be entitled to receive (subject to signing a release of claims):

•	a lump sum payment equal to his then-current annual base salary, 100% of his incentive compensation for that fiscal year and reimbursement of 12 months of COBRA premiums;

•
accelerated vesting of the Time-Based RSUs and Investment RSUs as to the greater of: (x) 50% of unvested shares or (y) shares that would vest through the date 24 months after termination of employment; and

•	accelerated vesting of 100% of Eligible Option Shares subject to the Performance Option.
In the event, that Mr. Arora’s employment is terminated by the Company other than for “Cause,” at any time before a “Change in Control” or more than 12 months following a “Change in Control,” then Mr. Arora will be entitled to receive:

•	continued payment of his then-current base salary for a period of 12 months and reimbursement of 12 months of COBRA premiums; and

•	accelerated vesting of the Time-Based RSUs, Investment RSUs and Eligible Option Shares for shares that would vest through the date 12 months after termination of employment.
The foregoing description of Mr. Arora’s compensation, terms and conditions of his employment and treatment of Mr. Arora upon certain terminations of employment is qualified in its entirety by the full text of Mr. Arora’s Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
In addition, Mr. Arora has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-180620) filed with the Securities and Exchange Commission on July 9, 2012.

There is no arrangement or understanding between Mr. Arora and any other persons pursuant to which Mr. Arora was elected as Chief Executive Officer or as a director. There are no family relationships between Mr. Arora and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1	New Offer Letter between the Registrant and Mark D. McLaughlin, dated May 31, 2018.
10.2	Offer Letter between the Registrant and Nikesh Arora, dated May 30, 2018.
99.1	Press release dated as of June 1, 2018.
99.2	Press release dated as of June 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ MARK D. MCLAUGHLIN
Mark D. McLaughlin
Chief Executive Officer

Date: June 4, 2018